SERVICER'S CERTIFICATE
CHEVY CHASE AUTO RECEIVABLES TRUST 2000-1

6.87% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-1
7.25% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-2
7.39% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-3
7.47% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-4
7.76% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS B
8.15% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS C

Payment Date:       July 17, 2000
Collection Period:  June, 2000
Record Date:        July 16, 2000

Under the Sale and Servicing Agreement, dated as of June 1, 2000, among Chevy Chase Bank, F.S.B. (as "Seller" and "Servicer"), Chevy Chase Auto Receivables Trust 2000-1 (the "Trust") and U.S. Bank National Associati as indenture trustee, the Servicer is required to prepare certain infor each month regarding current distributions to Noteholders and the perfo of the Trust during the previous month. The information which is requi prepared with respect to the Payment Date and Collection Period listed above is set forth below. Certain of the information is presented on t basis of an original principal amount of $1,000 per Note, and certain o information is presented based upon the aggregate amounts for the Trust as a whole.

A. Information Regarding the Current Monthly Distribution.

1. Class A-1 Notes

(a) The aggregate amount of the distribution
   to Class A-1 Noteholders on the Payment Date        $ 12,014,968.81

(b) The amount of the distribution set forth
    in paragraph (a) above allocable to principal,
   including any overdue principal                     $ 11,622,997.14

(c) The amount of the distribution
   set forth in paragraph (a) above allocable
   to interest, including any overdue interest         $    391,971.67

(d) The amount of the distribution set forth
   in paragraph (a) above, per Class A-1 Note
   in a principal amount of $1,000                     $   152.0882128

(e) The amount of the distribution set forth
   in paragraph (b) above, per Class A-1 Note
   in a principal amount of $1,000                     $   147.1265461

(f) The amount of the distribution set forth
   in paragraph (c) above, per Class A-1 Note
   in a principal amount of $1,000                     $     4.9616667

2. Class A-2 Notes

(a) The aggregate amount of the distribution
   to Class A-2 Noteholders on the Payment Date        $    338,333.33

(b) The amount of the distribution set forth
   in paragraph (a) above allocable to principal,
   including any overdue principal                     $          0.00

(c) The amount of the distribution set forth
   in paragraph (a) above allocable to interest,
   including any overdue interest                      $    338,333.33

(d) The amount of the distribution set forth
   in paragraph (a) above, per Class A-2 Note
   in a principal amount of $1,000                     $     4.8333333

(e) The amount of the distribution set forth
   in paragraph (b) above, per Class A-2 Note
   in a principal amount of $1,000                     $     0.0000000

(f) The amount of the distribution set forth
   in paragraph (c) above, per Class A-2 Note
   in a principal amount of $1,000                     $     4.8333333

3. Class A-3 Notes

(a) The aggregate amount of the distribution
   to Class A-3 Noteholders on the Payment Date        $    546,860.00

(b) The amount of the distribution set forth
   in paragraph (a) above allocable to principal,
   including any overdue principal                     $          0.00

(c) The amount of the distribution set forth
   in paragraph (a) above allocable to interest,
   including any overdue interest                      $    546,860.00

(d) The amount of the distribution set forth
   in paragraph (a) above, per Class A-3 Note
   in a principal amount of $1,000                     $     4.9266667

(e) The amount of the distribution set forth
   in paragraph (b) above, per Class A-3 Note
   in a principal amount of $1,000                     $     0.0000000

(f) The amount of the distribution set forth in paragraph
   (c) above, per Class A-3 Note
   in a principal amount of $1,000                     $     4.9266667

4. Class A-4 Notes

(a) The aggregate amount of the distribution
   to Class A-4 Noteholders on the Payment Date        $    366,069.84

(b) The amount of the distribution set forth
   in paragraph (a) above allocable to principal,
   including any overdue principal                     $          0.00

(c) The amount of the distribution set forth
   in paragraph (a) above allocable to interest,
   including any overdue interest                      $    366,069.84

(d) The amount of the distribution set forth
   in paragraph (a) above, per Class A-4 Note
   in a principal amount of $1,000                     $     4.9800000

(e) The amount of the distribution set forth
   in paragraph (b) above, per Class A-4 Note
   in a principal amount of $1,000                     $     0.0000000

(f) The amount of the distribution set forth
   in paragraph (c) above, per Class A-4 Note
   in a principal amount of $1,000                     $     4.9800000

5. Class B Notes

(a) The aggregate amount of the distribution
   to Class B Noteholders on the Payment Date          $     36,518.56

(b) The amount of the distribution set forth
   in paragraph (a) above allocable to principal,
   including any overdue principal                     $          0.00

(c) The amount of the distribution set forth
   in paragraph (a) above allocable to interest,
   including any overdue interest                      $     36,518.56

(d) The amount of the distribution set forth
   in paragraph (a) above, per Class B Note
   in a principal amount of $1,000                     $     5.1733333

(e) The amount of the distribution set forth
   in paragraph (b) above, per Class B Note
   in a principal amount of $1,000                     $     0.0000000


(f) The amount of the distribution set forth
   in paragraph (c) above, per Class B Note
   in a principal amount of $1,000                     $     5.1733333

6. Class C Notes

(a) The aggregate amount of the distribution to
   Class C Noteholders on the Payment Date             $     47,938.30

(b) The amount of the distribution set forth
   in paragraph (a) above allocable to principal,
   including any overdue principal                     $          0.00

(c) The amount of the distribution set forth
   in paragraph (a) above allocable to interest,       $     47,938.30
   including any overdue interest

(d) The amount of the distribution set forth
   in paragraph (a) above, per Class C Note
   in a principal amount of $1,000                     $     5.4333333

(e) The amount of the distribution set forth
   in paragraph (b) above, per Class C Note
   in a principal amount of $1,000                     $     0.0000000

(f) The amount of the distribution set forth
   in paragraph (c) above, per Class C Note
   in a principal amount of $1,000                     $     5.4333333

7. Note Principal Balances

(a) The Class A-1 Note Principal Balance as of such
   Payment Date (after giving effect to
   any distribution on such Payment Date)              $ 67,377,002.86


(b) The Class A-2 Note Principal Balance as of such
   Payment Date (after giving effect to any
   distribution on such Payment Date)                  $ 70,000,000.00


(c) The Class A-3 Note Principal Balance as of such
   Payment Date (after giving effect to any
   distribution on such Payment Date)                  $111,000,000.00


(d) The Class A-4 Note Principal Balance as of such
   Payment Date (after giving effect to any
   distribution on such Payment Date)                  $ 73,508,000.00





(e) The Class B Note Principal Balance as of such
   Payment Date (after giving effect to any
   distribution on such Payment Date)                  $  7,059,000.00


(f) The Class C Note Principal Balance as of such
   Payment Date (after giving effect to any
   distribution on such Payment Date)                  $  8,823,000.00


8. Reserve Account

(a) Reserve Account Withdrawal Amount                  $          0.00

(b) The balance of the Reserve Account, after giving
   effect to distributions and deposits on such
   Payment Date and the change in the balances
   from that of the prior Payment Date                 $  2,646,894.48

9. Monthly Fees

(a) Monthly Indenture Trustee's Fee                    $        407.62

(b) Monthly Servicing Fee                              $    235,279.51

(c) Monthly Owner Trustee's Fee                        $        333.33

(d) Aggregate of all Purchase Amounts received
   on the related Determination Date                   $          0.00


(e) Aggregate amount received with respect to
   Defaulted Receivables, including Liquidation
   Proceeds, during the related Collection Period      $          0.00


10. Delinquencies and Pool Balance.

(a) The aggregate Principal Balance of all Receivables
   which were delinquent (1) 30 days or more
   or (2) 90 days or more as of the last day of       1.  1,894,356.26
   the related Collection Period.                     2.          0.00


(b) The Pool Balance as of the end of the related
   Collection Period                                   $342,532,941.10

(c) The Pool Factor as of the end of the related
   Collection Period                                   $     0.9705703



(d) The Note Principal Balance for each Class of Notes
   (after giving effect to any distribution in
   respect of principal on such Pay                A-1 $ 67,377,002.86
                                                   A-2 $ 70,000,000.00
                                                   A-3 $111,000,000.00
                                                   A-4 $ 73,508,000.00
                                                     B $  7,059,000.00
                                                     C $  8,823,000.00




(e) The Note Factor for each Class of Notes on
   such Payment Date.                              A-1 $     0.8528735
                                                   A-2 $     1.0000000
                                                   A-3 $     1.0000000
                                                   A-4 $     1.0000000
                                                     B $     1.0000000
                                                     C $     1.0000000








                    CHEVY CHASE BANK, F.S.B.
                    Auto Trust 2000-1  Servicer


                    Mark A. Holles
                    Vice President